Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”), dated as of March 9, 2016, is made by and among NUVASIVE, INC., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement (as defined below)) signatory hereto, BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and as Swingline Lender and L/C Issuer, and each of the Lenders signatory hereto. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of February 8, 2016 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility;

WHEREAS, the Borrower and the other Loan Parties have requested that the Credit Agreement be amended as set forth herein;

WHEREAS, the Administrative Agent and certain of the Lenders (representing the Required Lenders) are willing to make such amendments on the terms and conditions contained in this Amendment; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definition of “Permitted Convertible Note Refinancing” set forth in Section 1.01 of the Credit Agreement is amended in its entirety, so that as amended the definition of “Permitted Convertible Note Refinancing” shall read as follows:

“‘Permitted Convertible Note Refinancing’ means Indebtedness constituting a refinancing or extension of the Convertible Notes that (a) does not have a maturity date prior to the Maturity Date or require any payment of principal in respect thereof in any manner materially different from the repayment requirements set forth in the Convertible Notes, (b) does not require or permit any cash payment of interest in respect thereof at a rate in excess of 3.0% per annum, (c) is not supported by guaranties that are more favorable than the guaranties supporting the Obligations, (d) does not require representations, warranties, covenants or events of default that are more restrictive, taken as a whole, than those set forth herein, (e) does not contain a cross-default to any Loan Document (other than the occurrence of an Event of Default under Sections 8.01(a), to the extent such Event of Default is not discharged, cured, rescinded or annulled within a period of thirty (30) days after notice of its occurrence) and (f) is unsecured.”

(b) Section 7.02(f) of the Credit Agreement is amended in its entirety, so that as amended Section 7.02(f) shall read as follows:

“(i) the unsecured Convertible Notes outstanding on the date hereof and listed on Schedule 7.02(f) to the Disclosure Letter and any Permitted Convertible Note Refinancing thereof, and (ii) unsecured Indebtedness substantially in the form of the Convertible Notes not to exceed $400,000,000 in the aggregate at any time outstanding (which aggregate amount shall be reduced to $250,000,000 on July 14, 2017 (or such earlier date as shall be selected by the Borrower)) and any Permitted Convertible Note Refinancing thereof; provided, that, with respect to this clause (f), as part of the consummation of a Permitted Convertible Note Refinancing or a repayment of a Convertible Note, the aggregate principal amount of such Indebtedness shall be permitted to be greater than the amounts set forth in this clause (f) for a period of not more than three (3) Business Days subsequent to the refinancing or repayment of such Indebtedness and by an amount not greater than required to consummate such refinancing or repayment;”

(c) Section 7.06(j) of the Credit Agreement is amended in its entirety, so that as amended Section 7.06(j) shall read as follows:

“Loan Parties may (i) repurchase or repay any Convertible Notes and Permitted Convertible Notes Refinancings (x) that the Loan Parties are required to repurchase or repay in accordance with the applicable Convertible Indebtedness Documents or the documents evidencing the Permitted Convertible Notes Refinancings and (y) in connection with a Permitted Convertible Note Refinancing, as the case may be, and (ii) make Restricted Payments in respect of any Swap Contracts existing as of the date hereof or entered into in connection with any Permitted Convertible Notes Refinancing; and”

2. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments provided in Section 1 are subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) original counterparts of this Amendment, duly executed by the Borrower, the other Loan Parties, the Administrative Agent, and the Required Lenders, together with all schedules thereto duly completed; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;

(b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) due and payable shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3. Consent of the Loan Parties. Each Loan Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which it is a party (including without limitation the continuation of payment and performance obligations of such Loan Party and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Loan Party in accordance with its terms.

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party represents and warrants to the Administrative Agent as follows:

(a) At the time of and immediately after giving effect to this Amendment, the representations and warranties made by each of the Borrower and each other Loan Party in Article V of the Credit Agreement, and in each of the other Loan Documents to which it is a party, are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment;

(c) Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect; and

(d) This Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

6. Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely within such State, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.

9. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. References. From and after the date hereof, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Administrative Agent, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:	NUVASIVE, INC.

	By:	/s/ Jereme Sylvain
	Name:	Jereme Sylvain
	Title:	VP, Corporate Controller

GUARANTOR:	IMPULSE MONITORING, INC.

	By:	/s/ Jereme Sylvain
	Name:	Jereme Sylvain
	Title:	VP, Corporate Controller

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Tiffany Shin
Name:	Tiffany Shin
Title:	Assistant Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT